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                                                                    EXHIBIT 21.1


                     SUBSIDIARIES OF RAILWORKS CORPORATION



Alpha-Keystone Engineering, Inc.                    Neosho Asia, Inc.
Alpha-Keystone, Inc.                                Neosho Central America, Inc.
Annex Railroad Builders, Inc.                       Neosho Construction Company, Inc.
Birmingham Wood, Inc.                               Neosho Contractors, Inc.
Comstock Holdings Inc.                              Neosho, Incorporated
Comtrak Construction, Inc.                          Neosho International, Inc.
Condon Brothers, Inc.                               Neosho Rail Services, Inc.
CPI Concrete Products, Inc.                         New England Railroad Construction Co.,
Cranequip Ltd.                                         Inc.
Dura-Wood, LLC                                      Northern Rail Service and Supply Company,
Earl Campbell Construction Company, Inc.               Inc.
FCM Rail, Ltd.                                      Pacific Northern Rail Contractors Inc.
F&V Metro RW, Inc.                                  PNR Leasing Ltd.
Gantrex Corporation                                 Railcorp, Inc.
Gantrex Limited                                     Railroad Service, Inc.
HP McGinley, Inc.                                   RailWorks Canada Company
Impulse Electric Enterprises                        RailWorks Canada, Inc.
   of New York, Inc.                                Railworks Rail Services of Canada Ltd.
Kennedy Railroad Builders, Inc.                     RWKS Transit, Inc.
L. K. Comstock & Company, Inc.                      Sheldon Electric, Inc.
McCord Treated Wood, Inc.                           Southern Indiana Wood Preserving Co., Inc.
Merit Railroad Contractors, Inc.                    Twigg Corporation
Midwest Construction Services, Inc.                 U. S. Railway Supply, Inc.
Midwest Railroad Construction                       U. S. Trackworks, Inc.
   and Maintenance Corporation of                   V&R Electrical Contractors, Inc.
   Wyoming                                          Wm. A. Smith Construction Co., Inc.
Minnesota Railroad Service, Inc.                    Wood Waste Energy, Inc.
M-Track Enterprises, Inc.                           W.T. Byler Co., Inc.
Neosho Asia, Inc.
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